UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 15, 2005

ALLIANCE SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)
000-22594
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0057842 (I.R.S. Employer Identification No.)
2575 Augustine Drive
Santa Clara, California 95054-2914
(Address of principal executive offices, with zip code)
(408) 855-4900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING
On November 15, 2005, Alliance Semiconductor Corporation (the “Company”) received a Nasdaq Staff Determination Letter (the “Staff’s Determination”) stating that, due to its failure to timely file its Form 10-Q for the quarter ended September 24, 2005, the Company has failed to comply with its filing requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(C)(14) and that its common stock are therefore subject to a delisting from The Nasdaq National Market. Additionally, Nasdaq has indicated that the Company’s trading symbol will be changed from “ALSC” to “ALSCE” effective November 17, 2005 and the Company has been put on notice that its common stock will be delisted from The Nasdaq National Market at the open of business on November 25, 2005 unless the Company requests a hearing before a Nasdaq Listing Qualifications Panel. The Company presently intends to request a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) to review the Staff’s Determination. Pending a decision by the Panel, the Company’s common stock will remain listed on The Nasdaq National Market. There can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will regain compliance with its filing requirements in a timely manner.
As previously announced, the Company has incurred a loss of knowledge and experience with regard to its accounting policies and procedures, partially due to the continued turnover and lack of adequate internal staff in the accounting and finance department during the quarter ended September 24, 2005. The lapse in accounting policies and procedures coupled with attrition have increased the amount of time required to perform the control procedures and develop the required financial information that is included in the Company’s Quarterly Report on Form 10-Q for the period ended September 24, 2005. Additionally, the Company has continued to work to verify certain financial results reported by a company in which Alliance Ventures Management (“AVM”) owns greater than 20 percent and holds a Board seat. To date, the Company has not been able to complete the preparation of its Quarterly Report on Form 10-Q for the period ended September 24, 2005. However, Alliance has been diligently working to complete this process and will file its Quarterly Report on Form 10-Q for the period ended September 24, 2005 as soon as possible.
A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 16, 2005.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE SEMICONDUCTOR CORPORATION
Date: November 16, 2005	By:	/s/ N. Damodar Reddy
N. Damodar Reddy
Chairman of the Board, President, Chief Executive Officer and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release dated November 16, 2005.